UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                Termination of a Material Definitive Agreement.

Zhejiang Hisun Pharmaceutical Co., Ltd., a company organized under the laws of the PRC (“Hisun”), has elected to terminate, effective as of February 1, 2013, the exclusive option agreement previously entered into between Celsion Corporation, a Delaware corporation (“Celsion”), and Hisun on January 18, 2013, and not to pursue the option to enter into an exclusive license agreement with Celsion for ThermoDox® for mainland China, Hong Kong and Macau (the “Territory”). The termination followed the announcement by Celsion on January 31, 2013 that ThermoDox® in combination with radiofrequency ablation did not meet the primary endpoint of the Phase III clinical trial for primary liver cancer.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2013, under the exclusive option agreement, Celsion granted Hisun an option to obtain a license for the manufacturing and commercialization of ThermoDox® with respect to all indications in the Territory and Hisun agreed to pay Celsion $5 million within sixty days after the signing of the exclusive option agreement if it has not been terminated. The exclusive option agreement contemplated payments of an upfront license fee, milestone payments and royalties to Celsion if the exclusive license agreement were entered into. As a result of the termination, Celsion will not receive the $5 million payment or any future payment contemplated by the exclusive option agreement.

Celsion and Hisun have agreed that the Technology Development Contract entered into on January 18, 2013 will remain in effect while the parties continue to collaborate and are evaluating next steps in relation to ThermoDox®, which include the sub-group analysis of the Chinese cohort of patients in the Phase III clinical trial for primary liver cancer and other activities to further the development of ThermoDox® for the Territory.

The foregoing summary of the exclusive option agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to Celsion's Quarterly Report on Form 10-Q for the period ended March 31, 2013.

Item 8.01                Other Events.

On February 5, 2013, Celsion issued a press release providing an update regarding the agreements with Hisun, including the termination of the exclusive option agreement, and issuance of certain additional patents in certain regions. A copy of the press release is being filed as Exhibit 99.1 to this report.

The press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release titled “Celsion Corporation Provides an Update Regarding ThermoDox® Agreements with Zhejiang HISUN Pharmaceutical Company for China” issued by Celsion Corporation on February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: February 5, 2013	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “Celsion Corporation Provides an Update Regarding ThermoDox® Agreements with Zhejiang HISUN Pharmaceutical Company for China” issued by Celsion Corporation on February 5, 2013.